SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2007

PACIFIC CMA, INC.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	0-27653	84-1475073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Airgate International Corp., 153-10 Rockaway Blvd.	Jamaica, New York	11434
(Address of Principal Executive Office)	(City and State)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 247-0049

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 4, 2007, the Registrant’s Chief Financial Officer (“CFO”) John Mazarella resigned. Prior to becoming the Registrant’s CFO, Mr. Mazarella had been employed by the Registrant since January 2005, being responsible for corporate communications, capital market strategies, investor relations and financial reporting. Mr. Mazarella will continue his employment with the Registrant in other capacities.
Subject to Board approval, it is anticipated that Mr. Timmy Tse will be appointed Chief Financial Officer. He is currently the Corporate Controller of the Registrant. He has been an employee of the Registrant for over 5 years and is currently responsible for supervising the accountants in all the operating divisions worldwide.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CMA, INC.

By:	/s/Ling Kwok
Name: Ling Kwok
Title: Executive Vice President

Dated: April 10, 2007